UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2007

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 22, 2007, Verint Systems Inc. (the “Company” or “Verint”) issued a press release (the “Press Release”) announcing certain preliminary unaudited results for the fiscal year ended January 31, 2007 (“fiscal 2006”) and the fiscal year ended January 31, 2006 (“fiscal 2005”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into Items 2.02 and 7.01 in its entirety. The Press Release contains forward-looking statements regarding the Company. The Press Release also contains certain unaudited segmentation data and non-GAAP (generally accepted accounting principles) financial measures which management believes provides useful information to investors, as discussed in greater detail below.

Segmentation

Historically, the Company has concluded that it operated its business as a single segment – actionable intelligence – and that it was organized on a geographic basis. Within the actionable intelligence segment, the Company indicated that it sold its solutions in two markets – security and business intelligence. Since the filing of its last annual report for the year ended January 31, 2005, however, the Company has concluded that circumstances have changed sufficiently to warrant a change in its reporting method. As a result, beginning with the Press Release and this report, the Company will report its business in two segments – Security and Business Intelligence.

The Company’s conclusion in previous years that it operated its business as a single segment and was organized on a geographic basis was based on an analysis of, among other things, the Company’s customer base, its method of allocating resources, its regional management structure, and the similarity of the expected long-term financial performance of its product lines.

Over the period since the filing of the Company’s last annual report for the year ended January 31, 2005, however, there have been significant developments within the Company and its business which the Company believes support a different conclusion with respect to its segmentation analysis. Such developments include:

•

Significant growth in the Company’s revenue and earnings in each of the security market and the business intelligence market, thereby increasing the importance to the Company of each of these markets in its own right, and emphasizing the need to separately monitor financial information for these markets;

•

Increased management focus on the results of our security business and our business intelligence business as separate segments for purposes of resource allocation and performance assessment within the Company’s overall business;

•

Changes in the marketplace which have altered management’s view of the business and increased investor and analyst focus on, and tracking of, the Company’s growth and performance in the security market and the business intelligence market as separate categories; and

•	Acquisitions made by the Company that are substantially targeted to one market or the other.

Although the Company continues to operate largely on a geographic basis, the Company believes that the foregoing developments support a change to its conclusion about the number of segments in which the Company operates based on the factors outlined in Statement of Financial Accounting Standards No. 131.

The Company has always reported sales of its networked video solutions as being primarily attributable to the security market. In the past, however, the Company would attribute a portion of some of these networked video solution sales to the business intelligence market where, in the Company’s estimation, a given customer was deriving both security and business intelligence benefits from the solution. The allocation of revenue on these types of sales between the security market and the business intelligence market was based on management’s estimation as to the relative security and business intelligence benefits being derived by the customer from the solution. As part of the process of defining the two segments in which the Company will now report, however, the Company believes that it is necessary to allocate all revenues from sales of its networked video solutions to a single segment and to account for the associated costs accordingly. As a result, the Company is attributing all revenues from sales of its networked video solutions solely to the Security segment.

As described in greater detail in the “Explanatory Note” and “Cautionary Statements” below, the results presented in the Press Release and in this report are preliminary, unaudited, and subject to change based on the results of the on-going Special Committee investigation at our parent company, Comverse Technology, Inc., and the Company’s own related voluntary internal review. As a result, for purposes of the Press Release and this report, the Company is only able to present revenues on a segmented basis. The Company believes that any other metrics are too uncertain at this stage to present on a segment by segment basis. The Company intends to provide additional segmentation disclosure when it next files its Annual Report on Form 10-K.

Reconciliation of Non-GAAP Financial Measures

The Press Release incorporated by reference into this report contains certain non-GAAP financial measures which management believes provide useful information to investors. These measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. The Company believes that this presentation of non-GAAP data and non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and result of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget purposes. The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided below.

Reconciliation of GAAP net income to non-GAAP net income

(In Thousands)

	Twelve Months Ended January 31,
	2005	2006	2007
GAAP net income	$19,026	$26,223	$2,843
Amortization of purchased intangible assets	2,629	5,799	7,781
Amortization of stock based compensation(1)	548	1,169	13,795
Comverse option investigation fees			2,645
OCS royalties settlement(2)			23,390
Legal reserve for 1996 dispute			3,100
Capital gain from sale of land			(765)
Acquisition-related charges:
In-process research and development	3,154	2,852
Write-down of capitalized software	1,481
Other, included in gross profit and in operating expenses	888	671	310
Income tax effect of non-GAAP adjustments	(908)	(1,478)	(6,132)

Non-GAAP net income(3)	$26,818	$35,236	$46,967

(1)	Includes preliminary, unaudited non-cash expense of $5,000 in the 12 months ended January 31, 2007, $28,000 in the 12 months ended January 31, 2006 and $46,000 in the 12 months ended January 31, 2005 related to inaccuracies in grants by Comverse Technology, Inc., Verint’s 57% shareholder, of options to acquire Comverse stock to Verint employees. Also includes preliminary, unaudited non-cash expense of $118,000 related to the modification of Verint stock options and $25,000 related to the modification of Comverse stock options to extend the exercise periods of such options for employees terminated during the period of time in which Verint and Converse have been non-current with their SEC filings.
(2)	Represents royalty buyout arrangement with the Office of Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel (“OCS”).
(3)	Excludes income tax effect relating to the Comverse options situation.

Note: As mentioned elsewhere in this report, all figures are preliminary, unaudited, and subject, among other things, to the completion of the Comverse Special Committee’s investigation and the Company’s own related voluntary internal review.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved certain compensation arrangements with the Company’s named executive officers for fiscal 2006 and for the fiscal year ended January 31, 2008 (“fiscal 2007”).

The Compensation Committee also approved bonuses for fiscal 2006 for Dan Bodner, the Company’s President and Chief Executive Officer, and for Douglas Robinson, the Company’s Vice President and Chief Financial Officer. Mr. Bodner’s bonus for fiscal 2006 will be $447,300 and Mr. Robinson’s bonus for fiscal 2006 will be $94,500 (pro rated for a partial year of service). The amount of these bonuses was based on the Company’s performance during fiscal 2006 measured by non-GAAP net income and revenue, and in the case of Mr. Robinson, was in accordance with his employment agreement with the Company. The Company does not currently have an employment agreement with Mr. Bodner.

For fiscal 2007, the Compensation Committee approved an increase in annual base salary, and a target bonus and related performance goals, for Mr. Bodner. The Compensation Committee also approved an increase in annual base salary, and performance goals, for Mr. Robinson. Mr. Robinson’s target bonus is established by his employment agreement and equals 60% of his annual base salary. For fiscal 2007, Mr. Bodner’s base salary will be increased to $507,000 and Mr. Robinson’s base salary will be increased to $340,000. These salary increases are retroactive to the beginning of fiscal 2007. For fiscal 2007, Mr. Bodner’s target bonus will be $434,000 and Mr. Robinson’s target bonus will be $204,000. The actual bonuses to be paid to Messrs. Bodner and Robinson will range from 0 percent to a maximum of 200 percent of the established target bonus and depend on whether performance meets, exceeds or falls short of the established performance goals for the period. One half of each executive’s target bonus is based upon the Company’s non-GAAP net income for fiscal 2007 and one half is based upon the Company’s revenue for the same period.

Item 7.01	Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Explanatory Note

We are, and at all times since our initial public offering on May 16, 2002 have been, a majority-owned subsidiary of Comverse Technology, Inc. (“Comverse”). Prior to our initial public offering, we were a wholly-owned subsidiary of Comverse. During the period when we were a wholly-owned subsidiary of Comverse, some of our employees were granted options by Comverse to purchase Comverse stock.

On March 14, 2006, Comverse announced the creation of a Special Committee of its Board of Directors composed of independent directors (the “Comverse Special Committee”) to review matters relating to grants of Comverse stock options including, but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all proper corporate procedures in connection with such grants.

On April 17, 2006, Comverse announced that the Comverse Special Committee had reached a preliminary conclusion that the actual dates of measurement for certain past Comverse stock option grants differed for accounting purposes from the recorded grant dates for such awards. On the same date, Comverse also announced that certain Comverse historical financial statements should no longer be relied upon.

Under applicable accounting rules, because we are a consolidated subsidiary of Comverse, any compensation expense related to the granting of Comverse options to our employees was required to be recorded as an expense on our financial statements. As a result, following the announcement by Comverse of the preliminary conclusion as to measurement dates, we announced that the final outcome of the Comverse Special Committee’s investigation might require us to record additional stock-based compensation expense in respect of the Comverse stock options granted to our employees. In addition, as a result of the Comverse announcement, we announced that our historical financial statements for each of the fiscal years ended January 31, 2005 (“fiscal 2004”), ended January 31, 2004 (“fiscal 2003”), ended January 31, 2003 (“fiscal 2002”), ended January 31, 2002 (“fiscal 2001”) and ended January 31, 2001 (“fiscal 2000”) and for the first three quarters of the fiscal year ended January 31, 2006 (“fiscal 2005”), and any related reports of our independent registered public accounting firm, should also no longer be relied upon.

Following the announcement of the Comverse investigation, we undertook an internal review of our own option practices and, based on this review, we believe that all stock options issued by us were granted at fair market value on the date of grant and the related accounting for these stock options in our publicly filed historical financial statements is correct.

On September 6, 2006, we announced that the Comverse Special Committee had provided us with preliminary measurement dates for the Comverse stock options granted to our employees. We were also provided with preliminary calculations of the additional stock-based compensation expense attributable to these stock options. We also announced that, based on this information, we expected that such non-cash expenses might be material for certain periods and we preliminarily expected to restate our historical financial statements for fiscal 2004, fiscal 2003, fiscal 2002 and fiscal 2001. We also announced that such charges could also affect periods prior to fiscal 2002 and that, in addition to such stock based compensation charges, we expected to record certain material tax charges, make various tax payments, and pay third-party fees and expenses relating to the impact of the Comverse backdated options.

On November 14, 2006, Comverse announced that the Comverse Special Committee had expanded its investigation into certain non-option related accounting matters, including possible revenue recognition errors, errors in recording of certain deferred tax assets, expense misclassification, misuse of accounting reserves, and misstatement of backlog. Comverse also announced that it had substantially completed its investigation of employee stock option practices and made a preliminary determination of the effect on its previously issued financial statements.

On February 23, 2007, we announced that we had determined the preliminary amounts of the non-cash stock-based compensation expense we would be required to take in respect of the backdated Comverse stock options issued to our employees. We announced that for the fiscal years ended January 31, 2007, 2006, and 2005, we expected this charge to be approximately $0, $31,000, and $64,000, respectively. We also announced that we expected the charge to be less than $20 million in the aggregate for all periods. These figures exclude any tax expense or related payments, which have not yet been determined. However, we also announced at that time that we no longer expected the tax implications to materially impact our liquidity or capital resources. In addition, we announced that in light of the on-going expanded inquiry by Comverse into certain non-option related accounting matters, we had commenced our own voluntary internal review into certain of these accounting matters, including accounting reserves, income statement expense reclassification and revenue recognition, focused primarily (though not exclusively) on facts and circumstances during the period of time when we were a wholly-owned subsidiary of Comverse.

Although the Comverse Special Committee has not yet produced its final report with respect to its options investigation, we believe that this portion of their investigation is sufficiently complete that we can present certain preliminary year-end unaudited financial results to our investors. However, we urge you to read the information under the caption “Cautionary Statements” below. Our own non-options related internal investigation and the non-options related portion of the Comverse Special Committee’s investigation are still on-going and there can be no assurance that the results of these investigations will not have a material and adverse impact on our financial results, including those presented here and in the Press Release.

Cautionary Statements

The following cautionary statements update and supersede any previous cautionary statements filed by the Company.

This report contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will,” “plans,” “expects,” “intends,” “believes,” “seeks,” “estimates,” or “anticipates,” or by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of the important risks, uncertainties and other important factors that could cause actual results to differ materially are discussed below. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this report. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If the Company were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that the Company would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

Cautionary Statements Related to Our Preliminary Financial Results, the Comverse Special Committee Investigation, Our Voluntary Internal Review of Certain Related Matters and Our Continuing Relationship with Comverse

The financial information contained in this report is unaudited and preliminary and is subject to change.

As discussed above under “Explanatory Note,” while substantial progress has been made, neither the Comverse Special Committee investigation nor our own voluntary internal review of certain matters related to the Comverse investigation is yet complete. As a result, the financial information contained in the Press Release and incorporated by reference herein is not final or complete and remains subject to change. None of this information has been audited or reviewed by our independent registered public accounting firm. In addition, none of this information takes into account any related tax effects, expenses or liabilities, including any possible disallowance of previous tax deductions. Accordingly, this financial information is expected to change, possibly materially, based on the final results of the Comverse Special Committee investigation or our own internal review, the assessment of the tax impacts referred to above, and the completion of the restatement of our historical financial statements, which will be audited by our independent registered public accounting firm. We also cannot assure you that we will not have to make further adjustments to our current and historical financial statements as a result of the voluntary internal review currently being conducted by our Audit Committee.

We have been adversely affected as a result of being a consolidated, controlled subsidiary of Comverse and may continue to be adversely affected in the future.

Our status as a majority-owned subsidiary of Comverse has materially and adversely affected us as a result of the Comverse Special Committee investigation. As a result of applicable accounting rules relating to our status as a consolidated subsidiary, we have been forced to wait for Comverse to conclude its investigation before we can file our delinquent periodic reports. The Comverse investigation has resulted in both direct and indirect, financial and non-financial, effects on us which are discussed in greater detail below. These effects include, but are not limited to, the non-cash charge we are required to take as a result of the backdating of certain Comverse stock options granted to our employees while we were a wholly-owned subsidiary, the related tax expenses and tax liabilities as a result of the options situation, the diversion of our management’s attention from our business, the need to restate our historical financial statements, our inability to timely make required filings during the pendancy of the Comverse investigation, our failure to comply with Securities and Exchange Commission (“SEC”) periodic reporting requirements and Nasdaq marketplace rules, our resulting delisting from the Nasdaq Global Market, our loss of S-3 eligibility, our inability to issue securities to the public market and severe limitations on our ability to issue equity to our employees, our inability to provide full financial results to the market, concern from customers, investors, employees and others regarding our financial results, status and potential liability and resulting risk of loss of business and employee attrition, and declines in our stock price resulting from the foregoing. In addition, we have incurred significant expenses, including fees and expenses of outside counsel, auditors and other experts, in analyzing and reacting to the Comverse situation and in undertaking our own internal reviews as a result of allegations raised at Comverse or by former Comverse personnel. We do not have any control over the actions or policies of Comverse or access, without Comverse’s cooperation, to Comverse’s books, records or other information. As a result, we cannot assure you that we will not become subject to other adverse effects from the actions of Comverse or its personnel in the future, whether in connection with the current Comverse investigation or otherwise.

We have been unable to remain current with the filing of our periodic reports with the SEC, and our efforts to become current have required and will continue to require substantial management time and attention as well as additional accounting and legal expense.

As a result of the Comverse Special Committee investigation, we have had to postpone the filing of our periodic reports, and following the filing of this Current Report on Form 8-K, we believe it is likely we will continue to have to delay the filing of our outstanding reports and our upcoming annual report on Form 10-K for the fiscal year ended January 31, 2007 and future quarterly reports on Form 10-Q for some time. The completion of our delinquent public filings will require substantial management time and attention as well as additional accounting and legal expense. Since neither the Comverse Special Committee investigation nor our voluntary internal review is complete, we are not in a position to predict when we will be able to make our delinquent filings. Accordingly, any investment in our securities involves a great degree of risk.

We are subject to the risk of potential litigation and regulatory proceedings or actions in connection with the Comverse Special Committee investigation, our voluntary internal review and the related restatements of our historical financial statements.

Comverse and certain current and former officers and directors of Comverse have been named in a number of class action and/or shareholder derivative lawsuits in connection with the circumstances surrounding the Comverse Special Committee investigation, including Igal Nissim, our former Chief Financial Officer (“CFO”), in his former capacity as CFO of Comverse and Dan Bodner, our Chief Executive Officer (“CEO”), in his capacity as CEO of Verint (i.e., as the president of a significant subsidiary of Comverse). As of the date of this filing, however, these suits continue to be pending and other suits may be filed in the future. We cannot assure you that Verint or other of our personnel will not be named in these or future lawsuits relating to the Comverse Special Committee investigation or our voluntary internal review of related issues or that these suits will not in the future allege wrongdoing at Verint or by Verint employees. Moreover, we cannot predict the outcome of any of these suits and an adverse result in one or more of them, particularly if it names us, Mr. Nissim, Mr. Bodner, or other of our personnel, could have a material adverse effect on our business, results of operation and financial condition.

On July 20, 2006, we announced that, in connection with the SEC’s ongoing inquiry into Comverse’s past stock option grants, we had received a letter requesting that we voluntarily provide to the SEC certain documents and information related to Verint’s own stock option grants and practices. In the letter, the SEC noted that its request should not be construed as an indication by SEC staff that any violations of law had occurred or as an adverse reflection upon any person or security. We have voluntarily responded to this request and are cooperating with the SEC staff.

On August 9, 2006, criminal fraud charges were brought by the U.S. Attorney’s office, and civil fraud charges were brought by the SEC, against Kobi Alexander, the former Chairman and CEO of Comverse, David Kreinberg, the former CFO of Comverse, and William Sorin, the former Senior General Counsel of Comverse, in connection with their respective actions at Comverse which came to light through the investigation into Comverse’s historical option practices. Messrs. Alexander, Kreinberg and Sorin sat on the Company’s Board of Directors until their resignations on April 28, 2006. On October 24, 2006, the SEC announced that it had settled its case against Mr. Kreinberg without Mr. Kreinberg admitting or denying the allegations in the complaint. On the same day, Mr. Kreinberg plead guilty to one criminal count of conspiracy to commit securities fraud, mail fraud and wire fraud, and one criminal count of securities fraud in the U.S. Attorney’s case against him. On November 2, 2006, Mr. Sorin plead guilty to one criminal count of conspiracy to commit securities fraud, mail fraud and wire fraud in the U.S. Attorney’s case against him. On January 10, 2007, the SEC announced that it had settled its case against Mr. Sorin without Mr. Sorin admitting or denying any charges.

Although we cannot predict the path of the SEC inquiry or related Department of Justice (“DOJ”) investigation into Comverse’s option and other accounting practices or whether we will receive further inquiries in relation to such investigations, either with respect to our own practices or otherwise, based on our internal review of our own option practices, we believe that all stock options issued by us were granted at fair market value on the date of grant and the related accounting for these stock options in our publicly filed historical financial statements is correct.

Companies that restate their financial statements sometimes face litigation claims and/or SEC proceedings following such a restatement. We could face monetary judgments, penalties or other sanctions which could adversely affect our financial condition and could cause our stock price to decline. Although we are not currently subject to any regulatory proceeding or litigation as a result of the Comverse Special Committee investigation, our resulting voluntary internal review or the anticipated restatement (other than the SEC voluntary production request described above), there is no assurance that formal regulatory investigations or proceedings will not be commenced by the SEC, DOJ, or other U.S. federal, state or foreign regulatory agencies. In addition, as noted above, we may in the future be subject to litigation or other proceedings or actions arising in relation to Comverse Special Committee investigation, our resulting voluntary internal review, or the restatement. Litigation and any potential regulatory proceeding or action may be time consuming, expensive and distracting from the conduct of our business. An unfavorable outcome of any such litigation or regulatory proceeding or action could have a material adverse effect on our business, financial condition and results of operations.

We may not have sufficient insurance to cover our liability in any future litigation claims either due to coverage limits or as a result of insurance carriers seeking to deny coverage of such claims.

We maintain third party insurance coverage against various liability risks. While we believe these arrangements are an effective way to insure against liability risks, the potential liabilities associated with litigation matters that could arise in the future against us, notably in connection with the Comverse Special Committee investigation and related matters, could exceed the coverage provided by such arrangements.

Furthermore, we may be obligated to indemnify (and advance legal expenses to) former or current directors, officers or employees in accordance with the terms of our certificate of incorporation, bylaws, other applicable agreements and Delaware law. We currently hold insurance policies for the benefit of our directors and officers, although our insurance coverage may not be sufficient. The underwriters of our directors and officers insurance policy may seek to rescind or otherwise deny coverage under certain circumstances, in which case we may have to self-fund the indemnification amounts owed to such directors and officers. Following the announcement of the Comverse Special Committee investigation, we sought and obtained our own director and officer liability insurance policy for our directors and officers. Prior to the announcement of this investigation, however, our directors and officers were included in a policy which covered all directors and officers of Comverse and its subsidiaries, which policy remains the sole source of insurance for our directors and officers in connection with the facts and circumstances surrounding the Comverse Special Committee investigation.

If we do not have sufficient coverage under our historical policies, or if our insurance underwriters are successful in rescinding or denying coverage to us, our business, results of operations and financial condition may be materially adversely affected.

Many members of our senior management team and our Board of Directors have been and will be required to devote a significant amount of time on matters relating to the Comverse Special Committee investigation, our own related internal review and the restatement.

Our senior management has been and will continue to be required to devote a significant amount of time on matters relating to the Comverse Special Committee investigation, our resulting voluntary internal review and the restatement. If our senior management is unable to devote the necessary time to developing and executing on our strategic business initiatives and running ongoing business operations, there may be a material adverse effect on our business, financial condition and results of operations.

We face challenges in hiring and retaining qualified personnel due to our filing status, the internal reviews, and the delisting from The NASDAQ Global Market.

We depend on our employees and on our ability to attract and retain highly qualified personnel. Given the long period of time during which we have been unable to file regular periodic reports, the Comverse Special Committee investigation, our related voluntary internal review, and the delisting of our common stock from the NASDAQ Global Market, it may become more difficult for us to attract and retain key employees. In addition, because we remain delinquent in our filings, we are presently unable to register our securities for offer and sale, which limits our ability to use stock options and other equity-based awards to attract, retain and provide incentives to our employees. In an effort to help address potential employee attrition issues, on February 5, 2007, we announced a significant cash retention program for employees other than executive officers and directors. Notwithstanding this retention program, the loss of the services of any of our key employees, the inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, could disrupt our ability to effectively run our business.

Our previous inclusion in Comverse’s consolidated tax group and our related tax sharing agreement with Comverse may expose us to additional tax liabilities.

Prior to our initial public offering in May 2002, we were included in the Comverse consolidated group for federal income tax purposes and did not file our own federal income tax return. Following our initial public offering, we ceased to be included in the Comverse consolidated group for federal income tax purposes, but we remained party to a tax sharing agreement with Comverse for prior periods. By virtue of its controlling ownership and its tax sharing agreement with us, Comverse effectively controls all of our tax decisions for periods ending prior to the completion of our initial public offering. For periods during which we were included in the Comverse consolidated group for federal income tax purposes, Comverse has sole authority to respond to and conduct all federal income tax proceedings and audits relating to us, to file all federal income tax returns on our behalf and to determine the amount of our liability to, or entitlement to payment from, Comverse under its tax sharing agreement.

As a result of the foregoing, if a tax deduction taken in the past by Comverse, such as the deduction available under Section 162(m) of the Internal Revenue Code for performance-based compensation, becomes disallowed in whole or in part as a result of the investigation into Comverse’s historical option practices or otherwise, we could be liable to Comverse under the tax sharing agreement for a portion of this lost tax deduction. Moreover, if such a disallowance occurs, the amount of net operating losses that were allocated to us by Comverse at the time of our initial public offering could be reduced with retroactive effect, thereby exposing us to additional tax liability in the present.

In addition, notwithstanding the terms of the tax sharing agreement, federal law provides that each member of a consolidated group is liable for the group’s entire tax obligation and we could, under certain circumstances, be liable for taxes of other members of the Comverse consolidated group. To the extent that Comverse or other members of the group fail to make any federal income tax payments required of them by law in respect of years for which Comverse filed a consolidated federal income tax return which included us, we would therefore be liable for the shortfall. Similar principles apply for state income tax purposes in many states.

We may be unable to obtain relisting of our common stock on a national securities exchange.

As a result of the delay in filing our periodic reports with the SEC, we were unable to comply with the listing standards of The NASDAQ Global Market and our common stock was delisted effective as of February 1, 2007. Although we intend to apply for the relisting of our common stock as soon as possible after we regain compliance with our SEC filings, we cannot at this time predict when this will occur. There can be no assurance that we will be able to obtain relisting of our common stock on the NASDAQ Global Market or another national securities exchange. If we are not successful in relisting our common stock on a national securities exchange, the price of our common stock may be adversely affected.

We may conclude that we have one or more material weaknesses as a result of the Comverse Special Committee investigation or as a result of our ongoing internal review.

As a result of facts and circumstances surrounding the Comverse Special Committee investigation and our related voluntary internal review, we may conclude that we have one or more material weaknesses in our internal controls over financial reporting relating to our accounting for and disclosure of Comverse stock options granted to our employees or our other accounting practices. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. No assurance can be given that we will not find one or more material weaknesses or that, if found, we would be able to successfully implement revised internal controls and procedures or that any such revised controls and procedures would be effective in remedying such material weaknesses. In addition, we may be required to hire additional employees to help implement these changes, and may experience higher than anticipated capital expenditures and operating expenses during the implementation of these changes and thereafter. If we identify one or more material weaknesses and are unable to implement effective remediation or if other material weaknesses develop, there could be a material adverse effect on our business, financial condition, results of operations, or stock price.

Comverse can control our business and affairs, including our Board of Directors.

Because Comverse beneficially owns approximately 57% of our outstanding shares of common stock and will own approximately 64% of our common stock if the Witness Systems, Inc. (“Witness”) acquisition and related equity financing is completed, Comverse effectively controls the outcome of all matters submitted for stockholder action, including the composition of our Board of Directors and the approval of significant corporate transactions. Comverse has the ability, acting alone, to remove existing directors and/or elect new directors to our Board in order to fill the current vacancies. In addition, in connection with the equity financing for the Witness acquisition, Comverse will have the right to appoint two additional directors to our Board under certain circumstances. As a consequence of its control over the composition of our Board of Directors, Comverse can also exert a controlling influence on our management, direction and policies, including the ability to appoint and remove our officers. For example, Comverse may prevent or delay any transaction involving a change in control or in which stockholders might receive a premium over the prevailing market price for their shares. In addition, as a result of Comverse’s majority ownership, we have in the past relied on the “controlled company” exemption from certain requirements under Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc., and do not currently have an independent Nominating Committee, as non-controlled companies are required to have, though at present, we do have an independent Compensation Committee. If Comverse were to cease to beneficially own a majority of our outstanding Common Stock, we would no longer be permitted to rely on the controlled company exemption and would be required to have a majority independent Board of Directors, an independent nominating committee and an independent compensation committee when and if we become relisted on the NASDAQ Global Market.

Our directors that also hold positions with Comverse may have conflicts of interest with respect to matters involving both companies.

Three of our nine directors are officers and/or directors or employees of Comverse. These directors have fiduciary duties to both companies and may have conflicts of interest on matters affecting both us and Comverse and in some circumstances may have interests adverse to ours.

We may lose business opportunities to Comverse that might otherwise be available to us.

We have entered into a business opportunities agreement with Comverse that addresses potential conflicts of interest between Comverse and us. This agreement allocates between Comverse and us opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. As a result, we may lose valuable business opportunities. In general, we are precluded from pursuing opportunities offered to officers or employees of Comverse who may also be our directors, officers or employees unless Comverse fails to pursue these opportunities.

We obtain certain key services from Comverse and its subsidiaries. If such services are terminated, we may be required to incur additional expenses to obtain similar services from other sources.

We receive insurance and certain administrative services from Comverse under a corporate services agreement. Our enterprise resource planning software is maintained and supported by Comverse Ltd., a subsidiary of Comverse, under an enterprise resource planning software sharing agreement. We also obtain personnel and facility services from Comverse, Inc. under a satellite services agreement. If these agreements are terminated, we may be required to obtain similar services from other entities or, alternatively, we may be required to hire qualified personnel and incur other expenses to obtain these services. We may not be able to hire such personnel or to obtain comparable services at prices and on terms as favorable as we currently have under these agreements.

Cautionary Statements Related to the Proposed Acquisition of Witness.

We may be unable to consummate our proposed acquisition of Witness.

Our proposed acquisition of Witness must be approved by Witness shareholders before it can be finalized. Additionally, although we have received early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, consummation of the Witness acquisition is subject to review by certain other governmental authorities under the antitrust laws of various other jurisdictions where Witness conducts business, as well as the satisfaction of other customary closing conditions. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the acquisition, before or after it is completed. There can be no assurance that governmental authorities will not seek to block or challenge the transaction or impose conditions that would materially alter the expected benefits of the transaction. If the acquisition is not completed for any reason, our stock price may decline because certain costs related to the acquisition, such as legal, accounting and a portion of financial advisory fees, must be paid even if the acquisition is not completed or to the extent that the current market price reflects the assumption by investors that the acquisition will be completed.

Although we expect that the Witness acquisition will result in benefits to us, we may not realize those benefits because of integration and other challenges.

Our ability to realize the anticipated benefits of the Witness acquisition will depend, in part, on our ability to effectively integrate the business of Witness with our business. We may not be able to do so without substantial costs, delays or other difficulties. The combination of two independent companies is a complex, costly and time-consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected by us. The difficulties of combining the operations of the companies include, among others:

•	coordinating sales and marketing functions;

•	managing product convergence and coordinating research and development efforts;

•	unanticipated issues in integrating information, communications and other systems;

•	the failure to maintain the quality of customer service that each business has historically provided;

•	retaining key employees and maintaining morale;

•	consolidating corporate and administrative infrastructures;

•	the diversion of management’s attention from ongoing business concerns and the need to dedicate additional management personnel to address integration obstacles; and

•	coordinating geographically separate organizations.

If we are not successful in integrating Witness into our operations, if the integration takes longer than anticipated, if Witness does not perform as we anticipate or if the integrated product and service offerings fail to achieve market acceptance, our operations, margins, sales and reputation could be adversely affected.

In addition, we have in the past and may in the future pursue other acquisitions of businesses or technologies or enter into other arrangements such as joint ventures, which may present similar challenges. Recent historical acquisitions include The Opus Group, LLC, the networked video security business of MultiVision Intelligent Surveillance Limited, CM Insight Limited and Mercom Systems, Inc. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses. These investments may be made in immature businesses with unproven track records and technologies. Such investments have a high degree of risk, with the possibility that we may lose the total amount of our investments, or more than our total investment if such businesses come with unexpected liabilities. Due to rapidly changing market conditions, we may find the value of our acquired technologies and related intangible assets, such as goodwill, as recorded in our financial statements, to be impaired, resulting in charges to operations.

If the proposed acquisition of Witness is not completed, we will have incurred substantial costs that may adversely affect our financial results and operations and the market price of our common stock.

We have incurred and will incur substantial costs in connection with the proposed acquisition of Witness. These costs are primarily associated with the fees of attorneys, accountants and our financial advisors. In addition, we have diverted significant management resources in an effort to complete the acquisition and we are subject to restrictions contained in the definitive agreement on the conduct of our business. If the acquisition is not completed, we will have incurred significant costs, including the diversion of management resources, for which we will have received little or no benefit. In addition, if the acquisition is not completed, we may experience negative reactions from the financial markets and our collaborative partners, customers and employees. Each of these factors may adversely affect the trading price of our common stock and our financial results and operations.

If we consummate the Witness acquisition, we will be subject to the patent infringement litigations that Witness is currently a party to, which could have a material adverse effect on our business.

Claims have been asserted against Witness in lawsuits involving Knowlagent, Inc., IEX Corporation, STS Software Systems Ltd and NICE Systems, Inc. Additionally, following the Witness acquisition we expect that NICE could expand the scope of their claims to allege infringement by Verint. We cannot assure you that we will be successful in defending against the claims that have been asserted or any other claims that may be asserted. We also cannot assure you that such claims will not have a material adverse effect on our business, financial condition, or operations. Defending infringement claims or other claims involves substantial costs and diversion of management resources. In addition, to the extent we are not successful in defending such claims, we may be subject to injunctions with respect to the use or sale of certain of our products or to liabilities for damages to the claimants or to customers to whom we have indemnification commitments, and we may be required to obtain licenses which may not be available on reasonable terms or at all.

See also “- Our intellectual property may not be adequately protected” and “- Our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions and may require us to indemnify our customers for any damages they suffer” below.

We will have significant indebtedness after the acquisition of Witness, which will adversely affect our cash flows and could adversely affect our business.

In order to complete the Witness acquisition, we expect to incur up to $650.0 million of new debt financing. Proceeds from the debt financing will be used to fund a portion of the cash consideration to be paid to Witness stockholders.

Our leverage may have important consequences to our investors. For example, it may:

•	limit our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to debt service, reducing the availability of our cash flow to use for other purposes;

•

require us to repatriate cash for debt service from our foreign subsidiaries resulting in dividend tax costs or require us to adopt other sub-optimal tax structures to accommodate debt service payments; or

•

increase our vulnerability to economic downturns, limit our ability to capitalize on significant business opportunities and restrict our flexibility to react to changes in market or industry conditions.

Our ability to satisfy our debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We anticipate that our operating cash flow, will be sufficient to meet our anticipated operating expenses and to service our debt obligations as they become due. If, however, we do not generate sufficient cash flow for these purposes we may be unable to service our indebtedness and may have to adopt alternative strategies that could include reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital.

Additionally, under the terms of the merger agreement relating to the Witness acquisition, the Witness acquisition is not conditioned upon the closing of the proposed $650.0 million debt financing. As a result, if we are unable to close the proposed debt financing transaction, we will need to seek alternative financing in order to consummate the Witness acquisition. We cannot assure you that we will be able to obtain such alternative financing or, if obtained, that such financing will be on favorable terms.

Our operations will be restricted by the terms of our proposed debt financing, which could adversely affect our business.

The terms of our proposed debt financing will likely include a number of restrictive covenants which will restrict us and certain of our subsidiaries. We expect that these covenants will limit our and our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or liens or issue preferred stock (other than in connection with the Witness acquisition);

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	engage in transactions with affiliates;

•	engage in sale-leaseback transactions;

•	sell assets;

•	change our lines of business;

•	make investments, loans or advancements; and

•	engage in consolidations, mergers, liquidations or dissolutions.

These covenants could limit our ability to plan for or react to market conditions, to meet our capital needs or to otherwise engage in transactions that might be considered beneficial to us. Our debt financing agreements may also contain financial covenants that require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with such covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations or growth plans to maintain compliance.

In the future, it is possible that our assets or cash flow might not be sufficient to fully repay borrowings under our outstanding debt instruments as and when due or that we may be unable to comply with the financial covenants and other requirements contained in our proposed debt financing agreements, in which case an event of default could occur which could cause or permit holders of the debt to declare all amounts outstanding to be immediately due and payable. In such a case, we may not be able to refinance or restructure the debt owing under the proposed debt financing, and if able to do so, it might be on unfavorable terms.

The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of the preferred stock that we expect to issue to Comverse in connection with the Witness acquisition.

In connection with the Witness acquisition, we expect to issue up to $293.0 million of a new class of perpetual preferred stock to Comverse. As a result of the issuance of the preferred stock to Comverse, holders of our common stock will be diluted. In addition, the terms of the preferred stock include liquidation, dividend and other rights that are more favorable than the rights of the holders of our common stock.

Cautionary Statements Related to Our Business and Industry

Intense competition in our markets and competitors with greater resources may limit our market share and growth.

We face aggressive competition from numerous and varied competitors in both of our markets, making it difficult to maintain market share and grow. Even if we are able to maintain or increase market share for a particular product, revenue could decline due to increased competition from other types of products or because the product is in a maturing industry. Because of the intensely competitive markets in which we operate, our competitors may simply execute better than us, and thereby gain market share. Our competitors may be able to more quickly develop or adapt to new or emerging technologies or respond to changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products. Some of our competitors have, in relation to us, longer operating histories, larger customer bases, longer standing relationships with customers, greater name recognition and significantly greater financial, technical, marketing, customer service, public relations, distribution and other resources. In particular, our markets have been characterized by the increasing presence of companies significantly larger than us, such as General Electric, Raytheon, IBM and Cisco. Further, there has been significant consolidation among our competitors, which has improved the competitive position of several of these companies, and new competitors continue to emerge in both of our markets. If our competitors are able to achieve a competitive position superior to us, our market share and, therefore, results of operations, may be materially and adversely affected. In addition, some of our customers and partners may in the future decide to internally develop their own solutions instead of purchasing them from us.

Competition may compel us to reduce our prices and adjust our cost structure in order to retain market share. This may reduce our gross margins and inhibit our ability to grow.

Because of the intense competition in our markets and the fact that many of our customers make decisions to purchase largely based on price, we may have to lower the prices of many of our products and services or increase efficiencies and capacity in order to remain competitive. This can affect us because:

•	we may not be able to maintain or improve revenue and gross margin with our current cost structure, and therefore our profitability could be materially and adversely affected; and

•

in the face of increased pricing pressure, in an effort to maintain our revenue and gross margin, we may have to reduce costs. For example, we invest a significant amount in research and development, which we view as necessary for our long-term competitiveness. If, to decrease our cost structure, we reduce our investment in research and development, we may adversely impact our long-term competitiveness in an effort to maintain or improve our revenue and income in the short-term.

If the factors which drive demand for our solutions do not evolve as expected or do not favor our products, our results will suffer.

The market for many of our solutions is still evolving and has been driven to a significant extent by legislative and regulatory actions, such as the Communications Assistance for Law Enforcement Act (CALEA) in the United States and standards established by the European Telecommunications Standards Institute (ETSI) in Europe, as well as initiatives to strengthen security for critical infrastructure such as airports. These actions and initiatives are still evolving, however, and are at all times subject to change based on factors beyond our control, such as political climate, budgets and even current events. While we attempt to capitalize on these actions and initiatives through our product offerings and refinements thereto, we cannot assure you that we will be successful in these efforts, that our competitors will not do so more successfully than us, or that changes in these actions or initiatives – or the underlying factors which affect them – will not occur which will reduce or eliminate this demand. If the any of the foregoing should occur, or if our markets do not grow as anticipated for any other reason, our results will suffer. In addition, changes to these actions or initiatives, including changes to technical requirements, may require us to modify or redesign our products in order to maintain compliance, which may subject us to significant additional expense.

The industry in which we operate is characterized by rapid technological changes, and our continued success will depend upon our ability to anticipate and react to such changes.

The markets for our products are characterized by rapidly changing technology and evolving industry standards. The introduction of products embodying new technology and the emergence of new industry standards can render our existing products obsolete and unmarketable and can exert pricing pressure on existing products. It is critical to our success that we are able to:

•	anticipate changes in technology or in industry standards;

•	successfully develop and introduce new, enhanced and competitive products; and

•	introduce these new and enhanced products with high quality and on a timely basis.

We may not be able to successfully develop new products or introduce new applications for existing products. For example, the market for our communications interception solutions has been characterized by new protocols as well as by increased use of encryption, and our ability to compete in this market is dependent on our ability to introduce products that address these new developments. In addition, new products and applications that we introduce — such as our content analytics software — may not achieve market acceptance or the introduction of new products or technological developments by our competitors may render our products obsolete. If we are unable to introduce new products that address the needs of our customers or that achieve market acceptance, there may be a material and adverse impact on our reputation with our customers and our financial results.

We must often demonstrate the benefits of our solutions to customers.

Many of our solutions, and the factors described above which help create markets for them, are complex. In many cases, it is necessary for us to educate our potential customers about the benefits and value of our solutions. This increases the difficulty of and time necessary to complete transactions. If we are unable to demonstrate to customers the benefits and value of our solutions, our results will suffer.

Our lengthy and variable sales cycle, and focus on large customers and installations, makes it difficult for us to predict our operating results.

It is difficult for us to forecast the timing of revenues from product sales because customers often need a significant amount of time to evaluate our products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer may vary from three months to more than a year. During the evaluation period, customers may defer or scale down proposed orders of our products for various reasons, including: (i) changes in budgets and purchasing priorities; (ii) reduced need to upgrade existing systems; (iii) deferrals in anticipation of enhancements or new products; (iv) introduction of products by our competitors; and (v) lower prices offered by our competitors.

In addition, we have has historically derived a significant portion of our sales from contracts for large system installations with major customers and we continue to emphasize sales to larger customers in our product development and marketing strategies. Contracts for large installations typically involve a lengthy and complex bidding and selection process, and our ability to obtain particular contracts is inherently difficult to predict. The timing and scope of these opportunities are difficult to forecast, and the pricing and margins may vary substantially from transaction to transaction. As a result, our future operating results may be volatile and vary significantly from period to period.

While we have no single customer that is material, we have many significant customers and receive multi-million dollar orders from time to time. The deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our operating results in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are, to a large extent, fixed. As a result, we may not be able to sufficiently reduce our costs in any period to compensate for an unexpected near-term shortfall in revenues.

Many of our sales are made by competitive bid, which makes forecasting difficult and often requires us to expend significant resources with no guaranty of recoupment.

Many of our sales, particularly in larger installations, are made by competitive bid. Successfully competing in competitive bidding situations subjects us to risks associated with: (i) the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns; (ii) research and development to improve or refine our product in advance of winning the sale; and (iii) the substantial time, money, and effort, including design, development, and marketing activities, required to prepare bids and proposals for contracts that may not be awarded to us. If we do not ultimately win a bid, we may obtain little or no benefit from these expenditures and may not be able to recoup them on future projects.

Even where we are not involved in a competitive bidding process, due to the intense competition in our markets and increasing customer demand for shorter delivery periods, we must in some cases begin implementation of a project before the corresponding order has been finalized, increasing the risk that we will have to write off expenses associated with orders that do not come to fruition. In addition, as more and more customers demand delivery dates that quickly follow, or in some cases, fall on the order date, it becomes more and more difficult for us to forecast our revenues.

If we are unable to maintain our relationships with value added resellers, systems integrators and other third parties that market and sell our products, our business, financial condition, results of operations and ability to grow could suffer.

Approximately half of our revenues are generated by sales made through strategic and technology partners, distributors, value added resellers and systems integrators. Our ability to achieve revenue growth depends to a significant extent on maintaining and adding to these sales channels. If our relationships with these sales channels deteriorate or terminate, we may lose important sales and marketing opportunities. In pursuing new partnerships and strategic alliances, we must often compete for the opportunity with similar solution providers. Even if we are able to win such opportunities on terms we find acceptable, there is also no assurance that we will be able realize the benefits we anticipate. Our competitors often seek to establish exclusive relationships with these sales channels or, at a minimum, to become a preferred partner for these channels. Many of our channel partners also partner with our competitors and may even offer our products and those of our competitors as alternatives when presenting bids to end customers.

Because we have significant foreign operations, we are subject to risks that could materially and adversely affect our business.

We have significant operations in foreign countries, including sales, research and development, customer support and administrative service. The countries in which we have our most significant foreign operations include Israel, Germany, the United Kingdom, Canada and China, and we intend to continue to expand our operations internationally. We believe our business may suffer if we are unable to successfully expand and maintain foreign operations. Our foreign operations are, and any future foreign expansion will be, subject to a variety of risks, many of which are beyond our control, including risks associated with: (i) foreign currency fluctuations; (ii) political, security and economic instability in foreign countries; (iii) changes in and compliance with local laws and regulations, including export control laws, tax laws, labor laws, employee benefits, currency restrictions and other requirements; (iv) differences in tax regimes and potentially adverse tax consequences of operating in foreign countries; (v) customizing products for foreign countries; (vi) legal uncertainties regarding liability, export and import restrictions, tariffs and other trade barriers; (vii) hiring qualified foreign employees; and (viii) difficulty in accounts receivable collection and longer collection periods. Any or all of these factors could materially affect our business or results of operations.

In addition, the tax authorities in the various jurisdictions in which we operate may review from time to time the pricing arrangements between us and our subsidiaries. An adverse determination by one or more tax authorities in this regard may have a material and adverse effect on our financial results. Restrictive laws, policies or practices in certain countries directed toward Israel or companies having operations in Israel may also limit our ability to sell some of our products.

In August 2005, the European Parliament Directive 2002/96/EC (dated 27 January 2003) on Waste Electrical and Electronic Equipment Directive, or the WEEE Directive, became effective in the European Union. The WEEE Directive requires producers of certain electrical and electronic equipment to be responsible for the future disposal costs of this equipment sold within the European Union. In July 2006, the European Parliament Directive 2002/95/EC (dated 27 January 2003) on Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, or the RoHS Directive, became effective in the European Union. The RoHS Directive restricts the use of certain hazardous substances, including mercury, lead, cadmium, hexavalent chromium and certain flame retardants, in the construction of component parts of certain electrical and electronic equipment sold within the European Union. We have made arrangements to comply with these directives, in each case, to the extent applicable to the hardware portion of our solutions. As part of our RoHS arrangements, we rely on our suppliers and manufacturing sub-contractors to provide compliant components and any material associated with the production processes. Ensuring compliance with these directives and coordinating compliance activities with suppliers will result in additional costs to us and may result in disruptions to operations. As of the date of this report, the Company estimates its aggregate compliance/remediation expenses have been approximately $700,000. The Company believes that future costs to complete the transition to a fully RoHS-compliant product portfolio will be minor because the majority of the transition process has been completed. However, to the extent that any such costs are more significant than expected or that any future disruptions are more substantial than expected, our financial results could be materially and adversely affected.

Conditions in Israel may materially and adversely affect our operations and personnel and may limit our ability to produce and sell our products.

Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, which in the past and may in the future, lead to security and economic problems for Israel. In addition, Israel has faced and continues to face difficult relations with the Palestinians and the risk of terrorist violence from both Palestinian as well as foreign elements such as Hezbollah, as evidenced by the conflicts in Lebanon and Gaza during 2006. Infighting among the Palestinians may also create security and economic risks to Israel. Current and future conflicts and political, economic and/or military conditions in Israel and the Middle East region have and may directly affect our operations in Israel. The continuation or exacerbation of violence in Israel or the outbreak of violent conflicts involving Israel may impede our ability to sell our products, engage in research and development, or otherwise adversely affect our business or operations. In addition, many of our Israeli employees in Israel are required to perform annual compulsory military service in Israel and are subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect on our operations. Hostilities involving Israel may also result in the interruption or curtailment of trade between Israel and its trading partners or a significant downturn in the economic or financial condition of Israel.

We are dependent on contracts with governments for a significant portion of our revenues. These contracts expose us to additional business risks and compliance obligations.

We derive a significant amount of our revenues from various government contracts worldwide. We expect that government contracts will continue to be a significant source of our revenues for the foreseeable future. We must comply with domestic and foreign laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we do business with government agencies in various countries and may impose added costs on our business. Our business generated from government contracts may be materially and adversely affected if: (i) our reputation or relationship with government agencies is impaired; (ii) we are suspended or otherwise prohibited from contracting with a domestic or foreign government or any significant law enforcement agency; (iii) levels of government expenditures and authorizations for law enforcement and security related programs decrease, remain constant or shift to programs in areas where we do not provide products and services; (iv) we are prevented from entering into new government contracts or extending existing government contracts based on violations or suspected violations of laws or regulations, including those related to procurement; (v) we are not granted security clearances that are required to sell our products to domestic or foreign governments or such security clearances are deactivated; (vi) there is a change in government procurement procedures; or (vii) there is a change in political climate that adversely affects our existing or prospective relationships. If we, one of our directors, officers, or other senior managers, or our principal stockholder, Comverse, were to be charged by a U.S. governmental entity with a crime of dishonesty on either a criminal or a civil basis, we would become subject to investigation by one or more of our governmental agency customers and could, in an extreme case, be suspended or debarred from further contracting with the U.S. government. To date, the only persons who have been charged by a governmental entity in connection with the Comverse Special Committee investigation – Kobi Alexander, David Kreinberg and William Sorin – were former directors who had resigned from our Board several months prior to the indictments.

Our government contracts contain provisions that are unfavorable to us.

Many of our government contracts contain provisions that give the governments party to those contracts rights and remedies not typically found in private commercial contracts, including provisions enabling the governments to: (i) terminate or cancel existing contracts for convenience; (ii) in the case of the U.S. government, suspend us from doing business with a foreign government or prevent us from selling our products in certain countries; (iii) audit and object to our contract-related costs and expenses, including allocated indirect costs; and (iv) change specific terms and conditions in our contracts, such as warranty provisions that would not be found in private commercial contracts. The effect of these provisions may be to significantly increase the cost to us of performing the contract or to defer our ability to recognize revenue from such contracts. In some cases, this may mean that we must begin recording expenses on a contract in advance of being able to recognize corresponding revenue.

In addition, many jurisdictions have laws and regulations that deem government contracts in those jurisdictions to include these types of provisions, even if the contracts themselves do not contain them. If a government terminates a contract with us for convenience, we may not recover our incurred or committed costs, any settlement expenses, or profit on work completed prior to the termination. If a government terminates a contract for default, we may not recover these amounts, and, in addition, we may be liable for any costs incurred by a government in procuring undelivered items and services from another source. Further, an agency within a government may share information regarding our termination with other government agencies. As a result, our on-going or prospective relationships with such other government agencies could be impaired.

Our proxy agreement with the U.S. Department of Defense limits our control over one of our subsidiaries. If this agreement is involuntarily terminated, we may be suspended from selling our communications interception products to the U.S. government.

Our subsidiary, Verint Technology, which, among other things, develops, markets, sells, and supports Verint’s communications interception solutions to various U.S. government agencies, is required by the National Industrial Security Program to maintain facility security clearances and to be insulated from foreign ownership, control or influence. To comply with the National Industrial Security Program requirements, in January 1999 we, Verint Technology, Comverse and the Department of Defense entered into a proxy agreement with respect to the ownership and operations of Verint Technology, which agreement was amended in May 2001 to comply with the Department of Defense’s most recent requirements. In connection with the proxy agreement, we, among other things, appointed four individuals, who are U.S. citizens, holding the requisite security clearances as holders of proxies to vote the Verint Technology stock. The proxy holders have the power to exercise all prerogatives of ownership of Verint Technology except that without obtaining our express written approval they may not authorize any individual sale or disposal of capital assets constituting a material amount of Verint Technology’s assets, the mortgaging of assets other than for working capital or capital improvement purposes, any merger, consolidation, reorganization or dissolution of Verint Technology or the filing of a petition under the federal bankruptcy laws. The government security committee on which these individuals sit is responsible for the oversight of Verint Technology’s security arrangements.

The proxy agreement may be terminated and Verint Technology’s facility security clearance may be deactivated in the event of a breach of the proxy agreement, or if it is determined by the Department of Defense that termination is in the national interest. If Verint Technology’s facility security clearance is deactivated, we may lose all or a substantial portion of our sales to U.S. government agencies and our business, financial condition and results of operations would be harmed. In addition, concerns about our security or our products’ security can materially and adversely affect Verint Technology’s sales to U.S. government agencies.

Foreign governments could refuse to buy our communication interception solutions or could deactivate our clearances in their countries thereby restricting or eliminating our ability to sell these solutions in those countries and perhaps other countries influenced by such a decision.

In addition to the clearances of Verint Technology, some of our subsidiaries maintain clearances in other countries in connection with the development, marketing, sale, and support of our communications interception solutions. These clearances are reviewed from time to time by the applicable government agencies in these countries, and following review, these clearances are either maintained or deactivated. These clearances can be deactivated for many reasons, including that the clearing agencies in some countries may object to the fact that we do business in certain other countries or the fact that we are a foreign corporation subject to foreign influence. If our clearances are deactivated in any particular country, we may lose the ability to sell our communication interception solutions in that country for projects that require security clearances. Further, in order to continue to do classified business in that country, we may have to sell through local systems integrators or distributors with clearances.

Additionally, any inability to obtain or maintain clearances in a particular country may affect our ability to sell our communications interception solutions generally. In one instance, a federal agency in a particular country deactivated the federal-level security clearances of our subsidiary in that country, in part, because the subsidiary was controlled by a company and personnel not from that country. Any inability to obtain or maintain clearances can materially and adversely affect our financial performance.

Whether or not we are able to maintain security clearances, law enforcement and intelligence agencies in certain countries may decline to purchase communications interception solutions not developed or manufactured in that country. As a result, because our communications interception solutions are developed and manufactured either in Israel or Germany, there may be certain countries where some or all of the law enforcement and intelligence agencies are unwilling to purchase our communications interception solutions. If we are unable to sell our communication interception solutions in certain countries for this reason, our business and results of operations could be materially and adversely affected.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export some of our products that we develop or manufacture in specific countries.

We may be required to obtain export licenses from the United States, Israel, Germany and other governments to export some of the products that we develop or manufacture in these countries, and in any event, are required to comply with applicable export control laws generally. We cannot be assured that we will be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. In addition, export laws and regulations are revised from time to time and can be extremely complex in their application; if we are found not to have complied with applicable export control laws, we may be penalized by, among other things, having our ability to receive export licenses curtailed or eliminated possibly for an extended period of time. Our failure to receive or maintain any required export license or authorization or our penalization for failure to comply with applicable export control laws would hinder our ability to sell our products and could materially and adversely affect our business, financial condition and results of operations.

Because of the sensitivity of the information we encounter in our business, even the perception of a lapse in security could harm our business.

Our products are often used by customers to compile and analyze highly sensitive or confidential information and data, including information or data used in intelligence gathering or law enforcement activities. We may come into contact with such information or data when we perform support or maintenance functions for our customers. While we implement sophisticated security measures and maintain internal policies, procedures and training for employees in connection with and to limit the handling of such confidential information, even the perception of security risks or the perception that our employees have improperly handled sensitive data, whether or not valid, could inhibit market acceptance of our products with both government and commercial purchasers.

Our products may contain undetected defects which could impair their market acceptance.

Our products are complex and involve sophisticated technology that performs critical functions to highly demanding standards. Our existing and future products may develop operational problems. In addition, when we introduce a product to the market or as we release new versions of an existing product, the product may contain undetected defects or errors. We may not discover such defects, errors or other operational problems until after a product has been released and used by the customer. Significant costs may be incurred to correct undetected defects, errors or other operational problems in our products, including product liability claims. In addition, defects or errors in our products may result in questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance, resulting in lost future sales.

Our intellectual property may not be adequately protected.

While we occasionally file patent applications, we cannot be assured that patents will be issued on the basis of such applications or that, if such patents are issued, they will be sufficiently broad to protect our technology. In addition, we cannot be assured that any patents issued to us will not be challenged, invalidated or circumvented.

In order to safeguard our unpatented proprietary know-how, trade secrets and technology, we rely primarily upon trade secret protection and non-disclosure provisions in agreements with employees and others having access to confidential information. We cannot be assured that these measures will adequately protect us from improper disclosure or misappropriation of our proprietary information.

Preventing unauthorized use or infringement of our rights is difficult. The laws of certain countries, such as China, do not protect our proprietary rights to the same extent as the laws of the United States. Therefore, in certain jurisdictions we may be unable to protect our intellectual property adequately against unauthorized third-party use or infringement, which could adversely affect our competitive position.

Our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions and may require us to indemnify our customers for any damages they suffer.

The information technology industry is characterized by frequent allegations of intellectual property infringement. In the past, third parties have asserted that certain of our products infringe their intellectual property and similar claims may be made in the future. Any allegation of infringement against us could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays, or force us to enter into royalty or license agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings against us, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation, in part due to the complex technical issues and inherent uncertainties in patent litigation, and may not be able to procure any required royalty or license agreements on terms acceptable to us, or at all. We generally indemnify our customers with respect to infringement by our products of the proprietary rights of third parties. Third parties may also assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages or may be required to obtain licenses for the products our customers use or to incur significant expense and delay in developing non-infringing alternatives. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using, or, in the case of resellers and other partners, stop selling, our products.

Loss of third party software licensing would materially and adversely affect our business, financial condition and results of operations.

We incorporate software that we license from third parties in the vast majority of our products. If we lose or are unable to maintain any such software licenses, we could incur additional costs or experience unexpected delays until equivalent software can be developed or licensed and integrated into our products.

We may not be able to continue to expand our gross margins.

We have continued to expand our gross margins primarily as a result of reducing hardware as a part of our product offerings. This gross margin expansion has contributed to the growth of our net income at a rate greater than the growth of our revenue. Our ability to continue to expand gross margins in this manner is largely contingent upon a variety of factors, principally that our customers obtain the hardware necessary to operate our software solutions from another vendor and that we do not have to significantly reduce our prices to remain competitive. If customers insist that we provide all necessary hardware for our solutions, we may not be able to continue to expand gross margins at the rate that we have or at all, which would reduce the rate of growth of our net income. If the rate of growth of our net income is reduced, it could materially and adversely affect the share price of our common stock. For fiscal 2006, our gross margins also benefited from the royalty buyout arrangement with the OCS described in our Form 8-K filed on August 3, 2006.

Our business is sensitive to changes in information technology spending.

The market for our business intelligence solutions has been adversely affected in the past by significant declines in information technology spending and continues to be affected by fluctuations in information technology spending. If sales do not increase as anticipated or if expenses increase at a greater pace than revenues, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We rely on a limited number of suppliers and manufacturers for specific components and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable if our supplies are interrupted.

Although we generally use standard parts and components in our products, we do rely on non-affiliated suppliers for the supply of certain non-standard components and on manufacturers of assemblies that are incorporated in all of our products. We do not have long term supply or manufacturing agreements with all of these suppliers and manufacturers. If these suppliers or manufacturers experience financial, operational, manufacturing capacity or quality assurance difficulties, or cease production and sale of such products at the end of their life cycle, or if there is any other disruption in our relationships with these suppliers or manufacturers, we will be required to locate alternative sources of supply. This may increase the costs of, and create delays in, delivering our products and may otherwise adversely affect our financial results.

We may not be able to manage our growth effectively.

Our recent growth has strained our managerial and operational resources. Our continued growth may further strain our resources, which could hurt our business and results of operations. To manage future growth, our management must continue to improve our operational, information technology and financial systems, procedures and controls and expand, train, retain and manage our employee base. If our systems, procedures and controls are inadequate to support our operations, our expansion could slow or come to a halt. Any inability to manage growth effectively could materially harm our business, results of operations and financial condition.

Our failure to hire and retain qualified personnel could limit our ability to grow.

We depend on the continued services of our executive officers and other key personnel. In addition, in order to continue to grow effectively, we expect to need to attract and retain a substantial number of new employees, including managers, sales and marketing personnel and technical personnel, who understand and have experience with our products and services. The market for such personnel is intensely competitive in most if not all of the geographies in which we operate, and on occasion we have had to relocate personnel to fill positions in locations where we could not attract qualified experienced personnel. Further, we have in the past and may in the future experience difficulty in recruiting or retaining qualified personnel due to, for example, the market demand for their services or constraints on our ability to use equity compensation due to recent changes in accounting rules. As noted above, the Comverse Special Committee investigation, our related internal review, and our resulting inability to timely make required public filings has also constrained our ability to make use of equity compensation. If we are unable to attract and retain qualified employees, our ability to grow could be impaired. Further, if the costs of attracting and retaining qualified personnel increase significantly, our financial results could be materially and adversely affected.

Recent changes in the accounting treatment required for employee stock options will negatively affect our results of operations.

For periods ending on or before January 31, 2006, we have accounted for share based payments to employees as permitted under SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, and SFAS No. 123, Accounting for Stock-Based Compensation, by electing to continue to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, and have adopted the disclosure requirements of SFAS No. 123. Accounting Principles Board Opinion No. 25 and related Interpretations provide that any compensation expense relative to employee stock options be measured based on the intrinsic value of the stock options. As a result, when options are priced at or above the fair market value of the underlying stock on the date of the grant, as is currently our practice, we incur no compensation expense.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), which revises SFAS No. 123 and supersedes APB No. 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. In April 2005, the Securities and Exchange Commission approved a new rule that modified the date for compliance with SFAS. No.123(R). Under the new rule, a company must apply SFAS No. 123(R) beginning with such company’s fiscal year that begins on or after June 15, 2005. For Verint, SFAS No. 123(R) was therefore effective beginning on February 1, 2006, as of which time, we were required to (i) expense all options granted after such date over the applicable vesting period, and (ii) expense the non-vested portions of existing option grants going forward over their remaining vesting period. Compensation expense for the non-vested portions of existing option grants as of February 1, 2006 will be recorded based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provisions of SFAS No. 123. Under SFAS No. 123(R), we are required to adopt a fair value-based method for measuring the compensation expense related to employee stock, stock options awards, and our employee stock purchase plan; this will lead to substantial additional compensation expense, which although it will not affect our cash flows, will have a material negative impact on our reported results of operations.

Our international operations subject us to currency exchange fluctuations.

To date, most of our sales have been denominated in U.S. dollars, while a significant portion of our expenses, primarily labor expenses in Israel, Germany, the United Kingdom, Canada, and more recently, Hong Kong and China, are incurred in the local currencies of these countries. As a result, we are exposed to the risk that fluctuations in the value of these currencies relative to the U.S. dollar could increase the dollar cost of our operations in Israel, Germany, the United Kingdom, Canada, Hong Kong or China, and would therefore have a material adverse effect on our results of operations.

In addition, since a portion of our sales are made in foreign currencies, primarily the British pound and the Euro, fluctuation in the value of these currencies relative to the U.S. dollar could decrease our revenues and materially and adversely affect our results of operations. In addition, our cost of operations has at times been negatively affected by changes in the cost of our operations in Israel, the United Kingdom, Germany and Canada, resulting from changes in the value of the relevant local currency relative to the U.S. dollar.

Our effective tax rate may continue to increase.

Our effective tax rate may continue to increase to the extent we remain profitable and continue to deplete our remaining available net operating loss carry forwards. When we cease to have net operating loss carry forwards available to us in a particular tax jurisdiction, our effective tax rate will increase in that jurisdiction, thereby impacting our overall effective tax rate. Our effective tax rate in a given year is also dependent on the relative mix of jurisdictions (and corresponding local tax rates) in which we generate taxable income in that year.

Tax benefits we receive in Israel may be reduced or eliminated in the future.

Our investment programs in manufacturing equipment and leasehold improvements at our facility in Israel have been granted approved enterprise status and we are therefore eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments. The Government of Israel may reduce or eliminate the tax benefits available to approved enterprise programs such as the programs provided to us. We cannot be assured that these tax benefits will be continued in the future at their current levels or at all. If these tax benefits are reduced or eliminated, the amount of taxes that we pay in Israel will increase. In addition, if we fail to comply with any of the conditions and requirements of the investment programs, the tax benefits we have received may be rescinded and we may be required to disgorge the amount of the tax benefit received, together with interest and penalties.

The grants from the Government of Israel upon which we rely to fund a portion of our research and development subject our business to certain restrictions and the grants may not be available in the future.

We receive grants from the Government of Israel through the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel (the “OCS”) for the financing of a portion of our research and development expenditures in Israel. The Israeli law under which these grants are made limits our ability to manufacture products, or transfer technologies, developed using these grants outside of Israel. These restrictions apply to products and technologies developed under the previous funding program in which we participated, as well as to products and technologies developed under the new funding program in which we currently participate, and may impair our ability to outsource manufacturing or engage in similar arrangements for the applicable products or technologies. As a result of these restrictions, if we wish to manufacture such products or transfer such technologies out of Israel, we must first seek approval from the OCS. If we seek and receive approval to manufacture products developed under these grants outside of Israel, we may be required to pay royalties (separate and apart from any royalties previously collected by the OCS) of up to 300% of the corresponding grant amount, plus interest, depending on the manufacturing volume that is performed outside of Israel. If we seek and receive approval to transfer technology developed using these grants outside of Israel, we may be required to pay a redemption fee which is determined by the OCS under applicable law. In addition, if we fail to comply with applicable funding conditions or applicable Israeli law, we may be required to refund any grants previously received together with interest and penalties, and we may be subject to criminal charges.

The availability of these OCS grants in any given year depends on OCS approval of the projects and related budgets we submit to the OCS each year. In addition, in recent years, the Government of Israel has reduced the benefits available under these programs and these programs may be discontinued or curtailed in the future. The continued reduction in these benefits or the termination of our eligibility to receive these benefits may adversely affect our financial condition and results of operations.

* * * * * *  *

The information being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure” (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The furnishing of the information pursuant to Items 2.02 and 7.01 (including the exhibit hereto) do not mean that such information is material or that disclosure of such information is required.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated March 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 22, 2007

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated March 22, 2007.